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                          [KIRKLAND & ELLIS LETTERHEAD]

                                  May 22, 2001

                                                                     Exhibit 5.1

Kellogg Company
One Kellogg Square
P. O. Box 3599
Battle Creek, MI  49016-3599

         Re:      Registration Statement on Form S-4, Registration No. 333-
                  --------------------------------------------------------------

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special legal counsel to Kellogg Company, a Delaware corporation (the "Registrant"), in connection with the proposed registration by the Registrant of $1,000,000,000 in aggregate principal amount of the Registrant's 5.50% Notes due 2003, $1,000,000,000 in aggregate principal amount of the Registrant's 6.00% Notes due 2006, $1,500,000,000 in aggregate principal amount of the Registrant's 6.60% Notes due 2011 and $1,100,000,000 in aggregate principal amount of the Registrant's 7.45% Debentures due 2031 (collectively the "New Securities"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-_____) to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The New Securities are to be issued pursuant to the Indenture (as supplemented, the "Indenture"), dated as of March 15, 2001, between the Registrant and BNY Midwest Trust Company, as trustee. The New Securities are to be issued in exchange for and in replacement of the Registrant's outstanding $1,000,000,000 in aggregate principal amount of the Registrant's 5.50% Notes due 2003, $1,000,000,000 in aggregate principal amount of the Registrant's 6.00% Notes due 2006, $1,500,000,000 in aggregate principal amount of the Registrant's 6.60% Notes due 2011 and $1,100,000,000 in aggregate principal amount of the Registrant's 7.45% Debentures due 2031 (collectively the "Outstanding Securities").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation and By-Laws (as amended) of the Registrant, (ii) minutes and records of the corporate proceedings of the Registrant with respect to the issuance of the New Securities, (iii) the Indenture,

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                                KIRKLAND & ELLIS


Kellogg Company
May 22, 2001
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(iv) the Registration Rights Agreement, dated as of March 29, 2001, among the
Registrant, Salomon Smith Barney Inc., Chase Securities Inc., Banc of America Securities LLC and the other initial purchasers named therein, and (vi) the Registration Statement.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder and the federal laws of the United States of America.

         Based upon and subject to the assumptions, qualifications, limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the New Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Outstanding Securities, the New Securities will be validly issued and binding obligations of the Registrant.


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                                KIRKLAND & ELLIS


Kellogg Company
May 22, 2001
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         We hereby consent to the filing of this opinion with the commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of the New Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                                     Sincerely,

                                                     /s/ Kirkland & Ellis

                                                     Kirkland & Ellis